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                                    [LETTERHEAD]



                          CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 3, 1998, with respect to the financial statements of Dakota Growers Pasta Company in the Registration Statement Form S-1 and the related prospectus of Dakota Growers Pasta Company.






/s/ Eide Bailly LLP
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EIDE BAILLY LLP
September 30, 1998
Fargo, North Dakota